Exhibit 14(b)

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-54508 on Form N-14 of our report dated February 9, 2001 on American Balanced Fund of Merrill Lynch Variable Series Funds, Inc. appearing in the December 31, 2000 Annual Report of Merrill Lynch Variable Series Funds, Inc., and to the references to us under the captions “COMPARISON OF THE FUNDS — Financial Highlights” and “EXPERTS” appearing in the Proxy Statement and Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP Princeton, New Jersey March 14, 2001